Exhibit 23.1

July 23, 2010

To Whom It May Concern:

The firm of Michael F, Cronin, CPA, consents to the inclusion of its report, dated October 9, 2009, accompanying the audited financial statements of HighLight Networks, Inc., for the years ended June 30, 2009 and 2008, in the Post Effective Amendment to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission, and to the reference to our firm as “Experts” in the Prospectus.

Very truly yours,

/s/ Michael F. Cronin
Michael F. Cronin, CPA